Exhibit 99.1

1220 AUGUSTA DRIVE HOUSTON, TX 77057

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71760-TBD	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CROWN CASTLE INTERNATIONAL CORP.

The Board of Directors recommends a vote FOR Proposals 1 and 2:

							For	Against	Abstain
1.

Proposal to adopt the Agreement and Plan of Merger dated [                    ], 2014 (as it may be amended from time to time), between Crown Castle International Corp. and Crown Castle REIT Inc., a newly formed wholly owned subsidiary of Crown Castle, which is being implemented in connection with Crown Castle’s conversion to a real estate investment trust.

							☐	☐	☐
2.	Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.						☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here. (see reverse for instructions)				☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting and Proxy Statement/Prospectus are available at www.proxyvote.com.

M71761-TBD

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

[            ], 2014

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES NAMED BELOW ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The undersigned hereby appoints W. Benjamin Moreland and Donald J. Reid, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Crown Castle International Corp. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at [            ], Central Time on [            ], 2014, at the Company’s corporate office at 1220 Augusta Drive, Suite 600, Houston, TX 77057, and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side